Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-252965) pertaining to the 2021 Omnibus Incentive Plan and 2021 Employee Stock Purchase Plan of Bumble Inc. of our report dated March 15, 2021, with respect to the financial statements of Bumble Inc. included in this Annual Report (Form 10-K) of Bumble Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Austin, Texas

March 15, 2021